UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007
Las Vegas Gaming, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable

(Former name or former address, if changed since last report.)
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SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 — Entry Into a Material Definitive Agreement
     (a) On March 22, 2007, Las Vegas Gaming, Inc. (the “Company”) entered into a letter agreement with CAMOFI Master LDC (“CAMOFI”) whereby the Company revised the terms of its $5,000,000 bridge financing with CAMOFI. Under the revised terms, the maturity date of the Company’s senior secured convertible note in favor of CAMOFI was revised to January 1, 2009 and the Company’s monthly principal payments of $208,333 will begin on the first business day of October 2007 rather than April 2007 as originally scheduled. The Company also received a waiver through December 26, 2007 on the effectiveness date for registration rights for any shares of Common Stock Series A issuable to CAMOFI. In accordance with SFAS No. 6, the refinancing has been given retroactive effect in classifying the short-term and long-term portion of the bridge financing outstanding at December 31, 2006. For this refinancing accommodation, the Company issued CAMOFI warrants to purchase 175,000 shares of Common Stock Series A at $1.48 per share and made a payment of $25,000 to CAMOFI.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Name
10.01	Letter Agreement with CAMOFI Master LDC dated March 22, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: March 28, 2007	By:	/s/ Bruce Shepard

Bruce A. Shepard
Interim Chief Executive Officer, Interim President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit	Name	Page
10.01	Letter Agreement with CAMOFI Master LDC dated March 22, 2007	5